                                                                   EXHIBIT 10.75


                                  BRYLANE INC.


                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------



          THIS STOCK SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of ________________, 199_ by and between Brylane Inc., a Delaware corporation (the "Company"), and _______________ ("Purchaser").


                                R E C I T A L S:
                                ---------------


          A. Purchaser previously purchased shares of Series A Convertible Redeemable preferred stock of VP Holding Corporation pursuant to the terms of that certain Stock Subscription Agreement dated as of December 9, 1996 between VP Holding Corporation, a Delaware corporation ("VP Holding"), and Purchaser (the "VP Holding Subscription Agreement").

          B. Pursuant to the terms of Section 5(c) of the VP Holding Subscription Agreement, Purchaser agreed in connection with the formation of Newco (as defined in the VP Holding Subscription Agreement, with the term Newco understood to refer to the Company) to exchange the shares of VP Holding preferred stock held by Purchaser for shares of Series A Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Company (the "Preferred Stock"). Purchaser further agreed in Section 5(d) of the VP Holding Subscription Agreement to take such other actions and to execute such agreements and documents as are necessary or desirable to consummate such exchange.

          C. The Company now desires to issue 37,500 shares of Preferred Stock to Purchaser in exchange for 37,500 shares of VP Holding preferred stock held by Purchaser in the manner contemplated by and required under Section 5(c) of the VP Holding Subscription Agreement. The date on which such exchange occurs shall be referred to herein as the "Closing Date," with the exchange to occur concurrently with the exchange of shares of VP Holding common stock by FSEP (as hereinafter defined).

          D. Pursuant to Section 5(c) of the VP Holding Subscription Agreement, Purchaser agreed to hold such shares of Preferred Stock issued in exchange for the shares of VP Holding preferred stock held by Purchaser subject to the restrictions and interests created by the VP Holding Subscription Agreement which are restated and set forth in this Agreement.

                               A G R E E M E N T:
                               -----------------


          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties agree as follows:

          1.   Exchange of Stock.  The Company will issue to Purchaser in
               -----------------
exchange for the shares of VP Holding preferred stock held by Purchaser, subject to the conditions and restrictions contained in this Agreement, 37,500 shares (individually, a "Share," and collectively, the "Shares") of the Preferred Stock of the Company, which for purposes of this Agreement shall be deemed to have been issued at a price of $20.00 per Share, for an aggregate deemed exchange price of $750,000 (the "Purchase Price"). The Purchase Price is equal to the Purchase Price of the VP Holding preferred stock held by the Purchaser which was paid by delivery of cash in the amount of $750,000. Purchaser agrees to be bound by and fully perform all terms and conditions of this Agreement and agrees that this Agreement constitutes full authorization to VP Holding to transfer the shares of VP Holding preferred stock held by the Purchaser on its books and records to reflect the Company as the transferee thereof.

          2.   Restriction on Transfer of the Shares.
               -------------------------------------

               (a) Purchaser hereby agrees to execute and comply with the provisions of a lock-up agreement in connection with an Initial Public Offering containing the same terms and conditions as lock-up agreements executed by all officers, directors and principal stockholders of the Company (the "Lock-up Agreement").

               (b) Purchaser may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Shares, or any right, title or interest therein, prior to the third anniversary of the Closing Date and, thereafter, any Transfer must be in compliance with Sections 3 and 5 hereof.

               (c) Any purported Transfer or Transfers (including involuntary Transfers initiated by operation of legal process) of any of the Shares or any right, title or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void.

          3.   Right of First Refusal.
               ----------------------

               (a) Sales; Notice. At any time on or after the third anniversary
                   -------------
of the Closing Date, Purchaser may Transfer for cash (and only for such form of consideration) any or all of the Shares to any third party subject to the provisions of this Section 3 and Section 4(c), 5(d) and 7(a) hereof. Prior to any such intended Transfer, Purchaser shall first give at least 30

                                       2.

days advance written notice (the "Notice") to the Company specifying (i) Purchaser's bona fide intention to sell such Shares; (ii) the name(s) and address(es) of the proposed transferee(s); (iii) the number of Shares Purchaser proposes to Transfer (individually, an "Offered Share," and collectively, the "Offered Shares"); (iv) the price for which Purchaser proposes to Transfer each Offered Share (the "Proposed Purchase Price"); and (v) all other material terms and conditions of the proposed transfer.

               (b) Election by the Company.  Within 20 days after receipt of the
                   -----------------------
Notice, the Company (or its designee) may elect to purchase all of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice of such election to Purchaser, specifying a day, which shall not be more than 20 days after such notice is delivered, on or before which Purchaser shall surrender (if Purchaser has not already done so) the certificate or certificates representing the Offered Shares (duly endorsed in blank for transfer) at the principal office of the Company. Within 20 days after delivery of such notice to Purchaser, the Company shall deliver to Purchaser a check, payable to Purchaser or to such person as Purchaser shall request, in the amount equal to the product of the Proposed Purchase Price multiplied by the number of Offered Shares (the "First Refusal Price") in exchange for the Offered Shares. If Purchaser fails to so surrender such certificate or certificates on or before such date, from and after such date the Offered Shares shall be deemed to be no longer outstanding, and Purchaser shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the First Refusal Price, without interest, upon surrender of the certificate or certificates therefor duly endorsed in blank for Transfer. If the Company does not elect to purchase all of the Offered Shares, Purchaser shall be entitled to Transfer the Offered Shares, subject to Sections 5(d) and 7(a) of this Agreement, to the transferee(s) named in the Notice at the Proposed Purchase Price or at a higher price and on the terms and conditions set forth in the Notice; provided, however, that such Transfer must be consummated within 90 days after the date of the Notice and any proposed Transfer after such 90-day period may be made only by again complying with the procedures set forth in this
Section 3.

          4.   Investment Representations.  Purchaser represents and warrants to
               --------------------------
the Company as follows:

               (a) Purchaser's Own Account. Purchaser is acquiring the Shares
                   -----------------------
for Purchaser's own account and not with a view to or for sale in connection with any distribution of the Shares.

               (b) Access to Information.  Purchaser (i) is familiar with the
                   ---------------------
business of the Company and its direct or indirect, majority or wholly-owned entities including Brylane, L.P. (the "Partnership") (a "Subsidiary" and collectively "Subsidiaries"); (ii) has had an opportunity to discuss with representatives of the Company and its Subsidiaries the condition of and prospects for the continued operation and financing of the Company and its Subsidiaries and

                                       3.

such other matters as Purchaser has deemed appropriate in considering whether to invest in the Shares; and (iii) has been provided access to all available information about the Company and its Subsidiaries requested by Purchaser.

               (c) Shares Not Registered. Purchaser understands that the Shares
                   ---------------------
have not been registered under the Act or registered or qualified under the securities laws of any state and that Purchaser may not Transfer the Shares unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits Transfers without such registration and qualification and the Company receives an opinion from Purchaser's counsel to such effect, in form and substance reasonably satisfactory to the Company. Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D of the Act.

          5.   Obligation to Sell Securities; Other Obligations.
               ------------------------------------------------

               (a) If FS Equity Partners II, L.P., a California limited partnership, and FS Equity Partners III, L.P., a Delaware limited partnership (collectively, "FSEP"), find a third-party buyer, for all of the shares of Common Stock of the Company, VP Holding, VGP and/or VLP (the "Companies") held by FSEP or for all of the Partnership units (the "Units") indirectly held by FSEP or if the Company or FSEP are required to sell all shares of the Company pursuant to the Partnership Agreement (whether such sale is by way of purchase, exchange, merger or other form of transaction), upon the request of FSEP, the Purchaser shall sell all of his or her Shares (on an as-converted basis if the Shares have not yet been converted into common stock) on the same terms and conditions as apply to the FSEP sale (except for differences based on the fact that Partnership Units and not stock are being sold; provided that, prior to the third anniversary of the date hereof, Purchaser shall not be required to receive less than $20.00 per Share (as appropriately adjusted for stock dividends, reclassifications or splits) under this provision. The Purchaser agrees to be bound by the provisions of Section 9.05 of the Partnership Agreement in the same manner and to the same extent as FSEP in the event FSEP is required to sell any securities in accordance with such section.

              (b) The Company may at any time by notice to the holder repurchase any or all Unvested Shares (as defined in Section 8(a) of the Certificate of Designation creating the Shares) of the Purchaser at a price of $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits). If Purchaser fails to surrender certificates evidencing repurchased shares on date set for repurchase in such notice, from and after such date the Shares which the Company elected to repurchase shall be deemed to be no longer outstanding, and Purchaser shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the repurchase price, without interest, upon surrender of the certificate or certificates therefor (duly endorsed in blank for transfer).

                                       4.

               (c) The Purchaser agrees to consent to any sale, transfer, reorganization, exchange, merger, combination or other form of transaction described in this Section 5 or contemplated by Article X of the Partnership Agreement and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction. Purchaser further agrees to timely take such other actions as FSEP may reasonably request in connection with the approval of the consummation of such sale, transfer, reorganization, exchange, merger, combination or other form of transaction, including voting as a stockholder to approve any such sale, transfer, reorganization, exchange, merger, combination or other form of transaction and including the execution of a reasonable lock-up agreement in connection with an Initial Public Offering.

               (d) The obligations of Purchaser pursuant to Section 5 shall be binding on any transferee of any of the Shares and Purchaser shall obtain and deliver to the Company and FSEP a written commitment to be bound by such provisions from such transferee prior to any transfer.

          6.   Effectiveness and Termination.
               -----------------------------

               (a) This Agreement shall become effective immediately prior to the time that the Company completes an Initial Public Offering that results in
(i) receipt by the Company of at least $30,000,000 of gross proceeds from the sale of newly issued stock or (ii) the sale of newly issued Common Stock representing at least 20% of the outstanding Common Stock of the Company (after giving effect to such offering); provided that such time must occur prior to June 30, 1997; provided, further, that if the Company completes an Initial Public Offering prior to June 30, 1997 that does not satisfy the requirements of clause (i) or (ii) of this sentence, a new subscription agreement containing all rights and obligations required to be contained therein pursuant to the VP Holding Subscription Agreement will be executed by the Company and Purchaser. Until such effective time occurs, the VP Holding Subscription Agreement shall remain in effect.

               (b) The provisions of Sections 2(b), 3, and 5 shall terminate with respect to shares of Common Stock received upon conversion of Shares upon completion of an Initial Public Offering satisfying the following requirements:
(i) the offering results in receipt by the Company of at least $30,000,000 of gross proceeds from the sale of newly issued stock or (ii) the offering results in the sale of newly issued common stock representing at least 20% of the outstanding common stock of the Company (after giving effect to such offering).

          7.   Miscellaneous.
               -------------

               (a) Legends on Certificates.  Any and all certificates now or
                   -----------------------
hereafter issued evidencing the Shares shall have endorsed upon them a legend substantially as follows:

                                       5.

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN STOCK SUBSCRIPTION AGREEMENT DATED AS OF _______________, 199_ BY AND BETWEEN BRYLANE INC., A DELAWARE CORPORATION, AND THE ORIGINAL PURCHASER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF BRYLANE INC."

Such certificates shall also bear such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.

              (b) Further Assurances.  Each party hereto agrees to perform any
                  ------------------
further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement.

              (c) Notices.  Except as otherwise provided herein, all notices,
                  -------
requests, demands and other communications under this Agreement shall be in writing, and if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three Business Days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) a party may designate for itself by like notice):

               If to the Company:

               Brylane Inc.
               463 Seventh Avenue, 21st Floor
               New York, New York  10018

               If to Purchaser:

               _________________________
               _________________________
               _________________________

                                       6.

               (d) Amendments.  This Agreement may be amended only by a written
                   ----------
agreement executed by both of the parties hereto.

               (e) Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware.

               (f) Disputes. In the event of any dispute among the parties
                   --------
arising out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party including, without limitation, reasonable attorneys' fees.

               (g)  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating hereto.

               (h) Conversion, Recapitalizations or Exchanges Affecting the
                   --------------------------------------------------------
Company's Capital Stock; Issuances of Capital Stock. The provisions of this
---------------------------------------------------
Agreement shall apply to any and all shares of capital stock or other securities of the Company or any successor or assign of the Company, or the Partnership, which may be issued in respect of, in exchange for or in substitution of, the Shares by reason of any conversion, stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, and such shares or other securities shall be encompassed within the term "Shares" for purposes of this Agreement.

              (i) No Rights as an Employee. Nothing in this Agreement shall
                  ------------------------
affect in any manner whatsoever the rights of the Company or any of its Subsidiaries to terminate Purchaser's employment for any reason, with or without cause, subject to the terms and conditions of any employment agreement to which Purchaser may be a party.

              (j) Disclosure.  The Company shall have no duty or obligation to
                  ----------
affirmatively disclose to Purchaser, and Purchaser shall have no right to be advised of, any material information regarding the Partnership, Company or any of its Subsidiaries at any time prior to, upon or in connection with the Company's repurchase of the Shares under this Agreement.

              (k) Successors and Assigns.  The Company may assign with absolute
                  ----------------------
discretion any or all of its rights and/or obligations and/or delegate any of its duties under this Agreement to any of its affiliates, successors and/or assigns, and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of the Company in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto. Without limiting the foregoing, the Company may assign the right of first refusal provided for in Section 3 of this Agreement or the repurchase right

                                       7.

contained in Section 5(b) of this Agreement, to any designee, including any of its affiliates, successors and/or assigns. Unless specifically provided herein to the contrary, Purchaser may not assign any or all of its rights and/or obligations and/or delegate any or all its duties under this Agreement without the prior written consent of the Company. Upon an assignment of any or all of Purchaser's rights and/or obligations and/or a delegation of any or all of its duties under this Agreement in accordance with the terms of this Agreement, this Agreement shall inure to the benefit of, and be binding upon, Purchaser's respective affiliates, successors and/or assigns in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto.

               (l) Headings.  Introductory headings at the beginning of each
                   --------
section and subsection of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section and subsection of this Agreement.

               (m) Counterparts.  This Agreement may be executed in two
                   ------------
counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Agreement.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         THE COMPANY:

                         BRYLANE INC.,
                         a Delaware corporation


                         By:  _____________________________________________
                              Its: _________________________________________



                         PURCHASER:

                         ___________________________________________________
                         ___________________________________________________

                                       8.